SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TELÉFONOS DE MÉXICO, S.A. DE C.V. (Exact Name of Registrant as Specified in Its Charter)
UNITED MEXICAN STATES (Jurisdiction of Incorporation or Organization)
Parque Vía 190 Colonia Cuauhtémoc 06599 México, D.F., México (Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-111040

  (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
8.75% Senior Notes due 2016	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 8 through 21 of the Prospectus dated December 10, 2003 (File No. 333-111040) of Teléfonos de México, S.A. de C.V. (the “Company”), as supplemented by the information under the headings “Risk Factors—Risks Relating to the Notes” and “Description of Notes” on pages S-8 through S-9 and S-13 through S-18, respectively, of the Company’s related Prospectus Supplement, dated January 25, 2006, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2. Exhibits.

99.1 Prospectus dated December 10, 2003 and Prospectus Supplement dated January 25, 2006, incorporated by reference to the Company’s filing under Rule 424(b)(5) dated January 25, 2006 (File No. 333-111040).

99.2 Indenture between the Company and JPMorgan Chase Bank, N.A., dated as of November 19, 2003, incorporated by reference to Exhibit 4.4 of the Registration Statement on Form F-3 of the Company filed on December 10, 2003 (File No. 333-111040).

99.3 Second Supplemental Indenture between the Company and JPMorgan Chase Bank, N.A., dated as of January 27, 2005, incorporated by reference to Exhibit 4.2 of the Registration Statement on Form F-4 of the Company filed on June 29, 2005 (File No. 333-126240).

99.4 Fourth Supplemental Indenture between the Company and JPMorgan Chase Bank, N.A., dated as of January 31, 2006, incorporated by reference to Exhibit 2 of Form 6-K of the Company filed on January 31, 2006 (File No. 333-13580).

99.5 Form of Global Note (included in the Fourth Supplemental Indenture incorporated by reference herein as Exhibit 99.4).

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 31, 2006

TELÉFONOS DE MÉXICO, S.A. DE C.V. By: /s/ Adolfo Cerezo Pérez Name: Adolfo Cerezo Pérez Title: Attorney-in-fact

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99.1

Prospectus dated December 10, 2003 and Prospectus Supplement dated January 25, 2006, incorporated by reference to the Company’s filing under Rule 424(b)(5) dated January 25, 2006 (File No. 333-111040).

99.2

Indenture between the Company and JPMorgan Chase Bank, N.A., dated as of November 19, 2003, incorporated by reference to Exhibit 4.4 of the Registration Statement on Form F-3 of the Company filed on December 10, 2003 (File No. 333-111040).

99.3

Second Supplemental Indenture between the Company and JPMorgan Chase Bank, N.A., dated as of January 27, 2005, incorporated by reference to Exhibit 4.2 of the Registration Statement on Form F-4 of the Company filed on June 29, 2005 (File No. 333-126240).

99.4

Fourth Supplemental Indenture between the Company and JPMorgan Chase Bank, N.A., dated as of January 31, 2006, incorporated by reference to Exhibit 2 of Form 6-K of the Company filed on January 31, 2006 (File No. 333-13580).

99.5	Form of Global Note (included in the Fourth Supplemental Indenture incorporated by reference herein as Exhibit 99.4).